EXHIBIT 99.4


                        *CHOICE ONE COMMUNICATIONS INC.
                          STOCK OPTION EXCHANGE PROGRAM

                        Questions & Answers - Page 1 of 5



1. What is a Stock Option Exchange Program?

A stock option exchange program is an offer by the company to option holders (in our case, colleagues) to exchange existing stock options for new ones.


2. Why is Choice One offering this program?

Choice One strongly believes that our colleagues play a central role in our success as a company. To that end, Choice One has made a long standing commitment to provide financial incentives for colleagues who help create and build value for the company. This program reinforces the company's commitment to the ownership principle by recognizing colleagues' continued efforts to build our business, while also recognizing the current market reality as it relates to stock valuations.


3. Who is eligible to participate?

You must be continually employed by Choice One throughout the election period and until the grant date. That means any colleague who leaves the company prior to the grant date is ineligible to participate in the exchange program.

The election period is tentatively scheduled to begin on or about December 17, 2002 and end on or about January 17, 2003. The new grant date is tentatively scheduled to be on or about January 17, 2003.


4. Are all stock options eligible for the exchange program?

Only stock options granted on or before January 2, 2002 are eligible for the exchange program.


5. Do I have a choice whether to participate in the Stock Option Exchange
   Program?

Yes. This program is completely voluntary. There will be an election period during which you can exchange your current stock options for new ones, or keep the current stock options you have.


6. How long does the election period last?

The election period is scheduled to begin on or about December 17, 2002 and last at least 20 business days. The election is tentatively scheduled to expire on or about January 17, 2003. The company reserves the right to extend the election period. The company may be required to extend the election period to address any comments on the exchange program made by the Securities and Exchange Commission
(SEC).

7. How many new options will I receive in the exchange?

The number of new options will vary depending on the exercise price of the options you currently have and choose to exchange according to the following exchange ratios:

------------------------------------- ------------------------------------------

For options with exercise prices:     Number of new options to be granted  as a
                                      percent of shares covered by exchanged
                                      options
Exercise price
------------------------------------- ------------------------------------------
Below $4.00                           80%
------------------------------------- ------------------------------------------
Between $4.01 and $8.00               65%
------------------------------------- ------------------------------------------
Between $8.01 and $20.00              40%
------------------------------------- ------------------------------------------
Over $20.00                           25%
------------------------------------- ------------------------------------------


Example: Assume you have received three separate option grants since you began working at Choice One. These grants are all at different exercise prices. Assume you exchange all of your existing options for new options. The table below illustrates how many new options you would receive in exchange for your existing options:


--------------------------------- ----------------------- ----------------------
# of Existing Options @ Existing
          Exercise Price              Exchange Ratio        # of New Options **
--------------------------------- ----------------------- ----------------------

      200 options at $40.00                 25%                    50
--------------------------------- ----------------------- ----------------------

       50 options at $16.00                 40%                    20
--------------------------------- ----------------------- ----------------------

       100 options at $3.50                 80%                    80
--------------------------------- ----------------------- ----------------------

        350 options total                                   150 options total
--------------------------------- ----------------------- ---------------------


8. When will the new options vest?

o All original options that are fully vested will be replaced with new options that are also fully vested.
o For original options that have not yet vested, the vesting schedule for replacement options will be extended by one year. Further information on the vesting schedule will be provided at a later date.

9. When will the new options be granted?

The new options will be granted following the expiration of the election period. The election period is scheduled to begin on or about December 17, 2002 and last at least 20 business days. The election period is tentatively scheduled to expire on or about January 17, 2003. The company reserves the right to extend the election period. The company may be required to extend the election period to address any comments on the exchange program made by the Securities and Exchange Commission (SEC).


10. What will be the exercise price of the new options?

The exercise price of the new options will be determined on the new grant date.


11. Can I cancel some but not all of my current stock options?

If you wish to participate in the Exchange Program, you do not need to exchange all eligible options that you hold. However, you must exchange all options granted to you on a particular grant date.

Example:

Assume you received three separate stock option grants and you want to exchange two of the three grants. The three option grants were:
      o a) 4/1/2000 - 300 options at $35.50
      o b) 9/1/2000 - 150 options at $16.00
      o c) 1/1/2002 - 200 options at $ 3.50

You may choose to exchange "a" and "b" but decide not to exchange "c". Or, you may choose to exchange "b" and "c" but not to exchange "a". However, you cannot exchange a portion of "a" or a portion of "b" or a portion of "c".

12. Why don't I get the same number of options I trade in?

The exchange ratios are based on a commonly accepted valuation model. This method reflects the potential that new options may have a lower exercise price and therefore potentially be more valuable than existing options.

13. Does the expiration date of any of my options change if I exchange them?

No, the expiration dates of the new options will be the same as the cancelled options.


14. If I elect to participate in the Exchange Program, can I change my mind later?

You may withdraw your election to participate only one time during the election period by completing the appropriate form contained in the election materials you will receive. Once you make an election to participate, you may not make changes to add or delete a particular option grant from your election.


15. Do I need to do anything if I don't want to participate in the Exchange Program?

No. Your current options will remain in effect under the existing terms and conditions of those option grants.


16. Do I need to find my original certificates to participate?

No. If you elect to participate, your current stock options will be automatically canceled.


17. What happens to this program if the stock gets transferred from the Nasdaq Markets?

The Stock Option Exchange Program is NOT affected by where our stock is traded.


18. What happens if I participate by exchanging my options, but I leave before the new options are issued?

If you participate in the program, you elect to exchange all of the current options that you tender. Therefore, if you participate and leave before the new options are issued, all of the options which you tendered in the Option Exchange Program will be forfeited. More information will be provided with the election materials.

19. Does the company recommend that colleagues participate in the Stock Option Exchange Program?

Participation in the program is strictly voluntary and is up to each individual colleague. The company cannot make a recommendation as to whether a particular colleague should participate in the exchange program.



20. Where can I get more information about the Stock Option Exchange
    Program?

Much like the Benefits Open Enrollment Program, you will be receiving a personalized Election Package on or about December 17, 2002.

If you have immediate questions regarding the Stock Option Exchange Program, please contact your Human Resources Manager. If you have questions regarding your existing stock options, please contact Merrill Lynch at 1-800-MERRILL or www.benefits.ml.com.


Further Information

The company has not commenced the voluntary stock option exchange program that is referred to in this communication. Upon commencement of the program, the company will file with the Securities and Exchange Commission a Schedule TO and related exhibits, including the offer to exchange, letter of transmittal and other related documents. Employees of Choice One Communications who are option holders are strongly encouraged to read the Schedule TO and related exhibits, including the offer to exchange, letter of transmittal and other related documents, when they become available because they will contain important information about the offer.

The Schedule TO and related exhibits will be available without charge at the Securities and Exchange Commission web site at www.sec.gov and will be delivered by the company's human resources department without charge to all employees of Choice One Communications who are eligible for the offer to exchange.





*Basis of presentation by Steve Dubnik, Chairman, CEO and President of Choice
 One Communications Inc. to an All Colleague meeting on Monday, November 25,
 2002.